Exhibit 99.1

Agency Contact:
Pam Lagano
Lagano & Associates, Inc.
727.480.3082
plagano@laganoassoc.com

For Immediate Release

Aerosonic Announces Consolidation of Manufacturing Operations

CLEARWATER, Fla. – March 9, 2007 — Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, today announced the consolidation of the manufacturing functions of its Earlysville, Virginia, operation into its Clearwater, Florida facility. The Earlysville location is home to Avionics Specialties, Inc., Aerosonic’s wholly owned subsidiary.

The consolidation is a continuation of the Company’s actions to be more responsive to customers’ demands while increasing efficiencies. The existing Engineering and Marketing functions will remain in the Earlysville area but will relocate to a new facility more appropriately sized for the Company’s streamlined structure. The Company plans to sell the Earlysville facility. Avionics Specialties manufactures angle of attack stall warning systems, integrated multifunction probes, which are integrated air data sensors, and other aircraft sensors and monitoring systems. The Company will execute the consolidation plan in a phased approach to maintain delivery schedules and product quality.

David Baldini, Chairman, President and Chief Executive Officer commented, “We are restructuring the Company in a way that maximizes efficiencies and increases profitability. This consolidation allows us to focus on continuous improvements in our processes and optimize lean manufacturing opportunities to ensure the best use of our resources and gain a new level of efficiency that is required to remain competitive.”

“Although this was a difficult decision, we expect to be well-positioned for the future as a result of these cost-cutting measures. We intend to recruit some of the manufacturing and administrative employees at the Avionics Specialties facility and offer them positions in Clearwater. We also plan to provide outplacement assistance for the others affected by the consolidation. The employees at Avionics Specialties have been a valued part of this Company and we are grateful for their dedication and contributions over the years,” Mr. Baldini continued.

The consolidation of the manufacturing operations and administrative functions is expected to be completed by September 30, 2007. Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. Locations of the Company include Clearwater, Florida and Earlysville, Virginia. For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute “forward-looking” statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking” statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company’s operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments involving operations of the Company’s business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.